                                     EXHIBIT 1

                               JOINT FILING AGREEMENT


     The undersigned, FAMCO III LIMITED LIABILITY COMPANY and Family Financial Strategies, Inc., hereby agree that this Amendment No. 1 to the Schedule 13D relating to securities of Telident, Inc. shall be filed on behalf of each of them.


AUGUST 17, 1998


                              FAMCO III LIMITED LIABILITY COMPANY
                              By:  Its Manager
                              Family Financial Strategies, Inc.



                              By:   /s/ John D. Wunsch
                                 ------------------------------------------
                                 Its: President and Chief Executive Officer


                              FAMILY FINANCIAL STRATEGIES, INC.



                              By:   /s/ John D. Wunsch
                                 ------------------------------------------
                                 Its: President and Chief Executive Officer



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